Supplemental Financial & Operating Information FOURTH QUARTER ENDED DECEMBER 31, 2018

CORPORATE OVERVIEW NYSE:SRC About Spirit Spirit Realty Capital, Inc. (NYSE:SRC) is a premier net-lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial, office and data center properties. As of December 31, 2018, our diversified portfolio was comprised of 1,514 properties, including properties securing mortgage loans. Our properties, with an aggregate gross leasable area of approximately 28.6 million square feet, are leased to 252 tenants across 49 states and 32 industries. Corporate Headquarters Transfer Agent Investor Relations 2727 N. Harwood St. American Stock Transfer (972) 476-1903 Suite 300 & Trust Company, LLC InvestorRelations@ Dallas, Texas 75201 Phone: 866-703-9065 spiritrealty.com Phone: 972-476-1900 www.amstock.com www.spiritrealty.com Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 2

TABLE OF CONTENTS NYSE:SRC Portfolio and Financial Overview 4 Condensed Consolidated Statements of Operations 5 Funds and Adjusted Funds From Operations 6 Consolidated Balance Sheets 7 Capitalization and Debt Summary 8 Investment and Disposition Activity 11 Tenant / Industry / Portfolio Diversification 13 Same Store Performance 17 Occupancy and Renewals 18 Lease Structure and Expirations 19 Net Asset Value (NAV) Components 20 Analyst Coverage 21 Appendix: 22 Reporting Definitions and Explanations 23 Non-GAAP Reconciliations 27 Forward-Looking Statements and Risk Factors 28 Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 3

PORTFOLIO AND FINANCIAL OVERVIEW

$ in thousands

Portfolio Data		
Total Real Estate Investments	$	5,123,631
Owned Properties		1,462
Properties Securing Mortgage Loans		52
Total Properties		**1,514**
Tenants		252
Tenant Industries		32
States		49
Weighted Average Remaining Lease Term (Years)		9.6
Occupancy		99.7%

Financial Ratios	
Adjusted Debt / Enterprise Value	38.7%
Adjusted Debt / Annualized Adjusted EBITDA*re*	5.1x
Adjusted Debt + Preferred / Annualized Adjusted EBITDA*re*	5.5x
Fixed Charge Coverage Ratio	4.1x
Unencumbered Assets / Unsecured Debt	2.5x

Corporate Liquidity		
Cash and Cash Equivalents	$	14,493
Availability under 2015 Credit Facility		653,700
Total	**$**	**668,193**

Capitalization		
Common Market Equity	$	3,011,801
Preferred Liquidation Value		172,500
Total Capitalization		3,184,301
Total Adjusted Debt		2,006,881
Enterprise Value		5,191,182
Outstanding Shares of Common Stock [1]		85,441,174

[1] Total outstanding shares as of December 31, 2018, less 0.3 million unvested restricted shares.

Top Ten Tenants as Percent of Contractual Rent



Walgreen Company 3.4%
Cajun Global, LLC 3.4%
The Home Depot, Inc. 2.9%
Alimentation Couche-Tard, Inc. 2.8%
CVS Caremark Corporation 2.4%
Life Time Fitness, Inc. 2.3%
GPM Investments, LLC 2.2%
Ferguson Enterprises, Inc. 1.7%
PetSmart, Inc. 1.7%
AB Acquisition, LLC 1.6%

Unencumbered Assets	Properties		Real Estate Investment
Retail	1,079	$	3,606,154
Industrial	27		176,662
Office	20		246,696
Data Centers	3		56,748
Total	**1,129**	**$**	**4,086,260**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 4

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

$ in thousands

(Unaudited)	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Year Ended December 31, 2018	Year Ended December 31, 2017
Revenues:				
Rental income	$ 101,751	$ 105,516	$ 402,321	$ 424,260
Interest income on loans receivable	1,037	954	3,447	3,346
Earned income from direct financing leases	419	465	1,814	2,078
Related party fee income	6,869	—	15,838	—
Other income [1]	19,407	435	21,705	1,574
Total revenues	**129,483**	**107,370**	**445,125**	**431,258**
Expenses:				
General and administrative [2]	13,150	10,723	52,993	54,998
Property costs (including reimbursable) [3]	5,537	6,780	21,066	28,487
Real estate acquisition costs	67	583	210	1,434
Interest	26,163	27,589	97,548	113,394
Depreciation and amortization	41,437	43,052	162,452	173,686
Impairments	471	1,339	6,725	61,597
Total expenses	**86,825**	**90,066**	**340,994**	**433,596**
Other income:				
(Loss) gain on debt extinguishment	—	(1,190)	27,092	579
Gain on disposition of assets	13,802	20,712	14,629	42,698
Preferred dividend income from SMTA	3,750	—	8,750	—
Other expense	(5,319)	—	(5,319)	—
Total other income	**12,233**	**19,522**	**45,152**	**43,277**
Income from continuing operations before income tax expense	**54,891**	**36,826**	**149,283**	**40,939**
Income tax expense	(317)	(90)	(792)	(511)
Income from continuing operations	**54,574**	**36,736**	**148,491**	**40,428**
(Loss) income from discontinued operations	**(460)**	**(945)**	**(16,439)**	**36,720**
Net income	**54,114**	**35,791**	**132,052**	**77,148**
Dividends paid to preferred stockholders	(2,588)	(2,530)	(10,352)	(2,530)
Net income attributable to common stockholders	**$ 51,526**	**$ 33,261**	**$ 121,700**	**$ 74,618**

[1] In December 2018, the Company received final settlement proceeds from Haggen Holding, LLC ("Haggen") of $19.7 million (the "Haggen Settlement") in relation to the Company's claim from 20 properties leased to Haggen at the time of Haggen's bankruptcy in 2015. As a result, other income for the three months and year ended December 31, 2018 includes $19.1 million of settlement proceeds. The remaining $0.6 million of proceeds received relieved accruals related to Haggen.

[2] Included in general and administrative expenses for the year ended December 31, 2018 is $3.9 million of severance-related costs, comprised of $2.1 million of cash compensation and $1.8 million of non-cash compensation related to the acceleration of Restricted Stock and Performance Share Awards in connection with the departure of two executive officers. Included in general and administrative expenses for the year ended December 31, 2017 is $11.1 million of severance-related costs, comprised of $4.2 million of cash compensation and $6.9 million of non-cash compensation related to the acceleration of Restricted Stock and Performance Share Awards in connection with the departure of one executive officer.

[3] Included in property costs (including reimbursable) for the three months ended December 31, 2018 is $0.6 million of bad debt expense. There was no bad debt expense included in the three months ended December 31, 2017. Included in property costs (including reimbursable) for the years ended December 31, 2018 and 2017 is $0.6 million and $2.5 million, respectively, of bad debt expense.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 5

FUNDS AND ADJUSTED FUNDS FROM OPERATIONS (FFO/AFFO)

$ in thousands, except per share amounts

(Unaudited)	Three Months Ended December 31,		Year Ended December 31,	
	2018	2017	2018	2017
Net income attributable to common stockholders	$ 51,526	$ 33,261	$ 121,700	$ 74,618
Portfolio depreciation and amortization	41,295	62,990	197,346	255,454
Portfolio impairments	471	14,221	17,668	102,330
Gain on disposition of assets	(13,802)	(24,909)	(14,355)	(65,106)
FFO attributable to common stockholders	$ 79,490	$ 85,563	$ 322,359	$ 367,296
Loss (gain) on debt extinguishment	—	3,415	(26,729)	1,645
Real estate acquisition costs	67	583	549	1,356
Transaction costs	460	3,216	21,391	6,361
Non-cash interest expense	4,536	6,533	22,866	23,469
Accrued interest and fees on defaulted loans	292	1,284	1,429	4,201
Straight-line rent, net of related bad debt expense	(3,156)	(6,047)	(15,382)	(19,474)
Other amortization and non-cash charges	(848)	(818)	(2,434)	(3,266)
Non-cash compensation expense	2,926	2,783	15,114	16,560
Other G&A costs associated with Spin-Off	1,841	—	1,841	—
Other expense	5,319	—	5,319	—
AFFO attributable to common stockholders	$ 90,927	$ 96,512	$ 346,323	$ 398,148
Dividends declared to common stockholders	$ 53,617	$ 80,796	$ 262,901	$ 332,402
Net income per share of common stock				
Basic [1]	$ 0.60	$ 0.36	$ 1.40	$ 0.79
Diluted [1]	$ 0.60	$ 0.36	$ 1.39	$ 0.79
FFO per share of common stock				
Diluted [1]	$ 0.93	$ 0.94	$ 3.71	$ 3.91
AFFO per share of common stock				
Diluted [1]	$ 1.06	$ 1.06	$ 3.99	$ 4.24
AFFO per share of common stock, excluding Haggen settlement [2]	$ 0.84	$ 1.06	$ 3.78	$ 4.24
Weighted average shares of common stock outstanding:				
Basic	85,396,319	90,759,812	86,321,268	93,586,991
Diluted	85,550,290	90,766,035	86,476,449	93,588,560

[1] For the three months ended December 31, 2018 and 2017, dividends paid to unvested restricted stockholders of $0.2 million and $0.3 million, respectively, and for the years ended December 31, 2018 and 2017, dividends paid to unvested restricted stockholders of $1.1 million and $0.9 million, respectively, are deducted from net income, FFO and AFFO attributable to common stockholders in the computation of per share amounts.

For the three months and year ended December 31, 2018, undistributed earnings allocated to unvested restricted stockholders of $0.1 million and $0.2 million, respectively, are deducted from FFO attributable to common stockholders in the computation of per share amounts. For the three months and year ended December 31, 2018, undistributed earnings allocated to unvested restricted stockholders of $0.2 million and $0.3 million, respectively, are deducted from AFFO attributable to common stockholders in the computation of per share amounts.

[2] AFFO attributable to common stockholders for the three months and year ended December 31, 2018, excluding $19.1 million of proceeds from the Haggen Settlement included in net income attributable to common stockholders.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 6

CONSOLIDATED BALANCE SHEETS $ in thousands, except per share amounts December 31, 2018 December 31, 2017 AssetsNYSE:SRC Real estate investments: Land and improvements $ 1,632,664 $ 1,598,355 Buildings and improvements 3,125,053 2,989,451 Total real estate investments 4,757,717 4,587,806 Less: accumulated depreciation (621,456) (503,568) 4,136,261 4,084,238 Loans receivable, net 47,044 78,466 Intangible lease assets, net 294,463 306,252 Real estate assets under direct financing leases, net 20,289 24,865 Real estate assets held for sale, net 18,203 20,469 Net investments 4,516,260 4,514,290 Cash and cash equivalents 14,493 8,792 Deferred costs and other assets, net 156,428 121,949 Investment in Master Trust 2014 33,535 — Preferred equity investment in SMTA 150,000 — Goodwill 225,600 225,600 Assets related to SMTA Spin-Off — 2,392,880 Total assets $ 5,096,316 $ 7,263,511 Liabilities and stockholders’ equity Liabilities: 2015 Credit Facility 146,300 112,000 2015 Term Loan, net 419,560 — Senior Unsecured Notes, net 295,767 295,321 Mortgages and notes payable, net 463,196 589,644 Convertible Notes, net 729,814 715,881 Total debt, net 2,054,637 1,712,846 Intangible lease liabilities, net 120,162 130,574 Accounts payable, accrued expenses and other liabilities 119,768 131,642 Liabilities related to SMTA Spin-Off — 1,968,840 Total liabilities $ 2,294,567 $ 3,943,902 Stockholders’ equity: Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding 166,177 166,193 at both December 31, 2018 and December 31, 2017, liquidation preference of $25.00 per share Common stock, $0.05 par value, 750,000,000 shares authorized: 85,787,355 shares and 89,774,135 shares issued and 4,289 4,489 outstanding at December 31, 2018 and December 31, 2017, respectively Capital in excess of common stock par value 4,995,697 5,193,631 Accumulated deficit (2,357,255) (2,044,704) Accumulated other comprehensive loss (7,159) — Total stockholders’ equity $ 2,801,749 $ 3,319,609 Total liabilities and stockholders’ equity $ 5,096,316 $ 7,263,511 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 7

CAPITALIZATION $ in thousands, except per share amounts Enterprise Value NYSE:SRC $5,191 Million Capitalization & Enterprise Value $6,000 Common Shares Outstanding (1) 85,441,174 (2) Common Share Price $ 35.25 $5,000 Common Market Equity $ 3,011,801 $4,000 Preferred Share Liquidation Value 172,500 Total Capitalization $ 3,184,301 $3,000 Total Adjusted Debt 2,006,881 $2,000 Total Enterprise Value $ 5,191,182 (1) Total outstanding shares as of December 31, 2018, less 0.3 million unvested $1,000 restricted shares. (2) Share price as of December 31, 2018. $0 Debt Type Fixed/Floating Rate Debt Liquidity Available Borrowing Capacity Secured 23% Fixed 73% 2015 Credit Facility $ 653,700 Cash & Cash Equivalents 14,493 Floating Total Liquidity $ 668,193 Unsecured 27% 77% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 8

DEBT SUMMARY

$ in thousands

	Maturity Date	Debt Balance	% of Total Principal	Interest Rate	Weighted Average Years to Maturity
Credit Facility					
2015 Credit Facility [1]	March 31, 2019 [1]	$ 146,300	7.0%	3.631%	0.2
Unsecured Term Loan					
2015 Term Loan [1]	November 2, 2019 [1]	420,000	20.1%	3.695%	0.8
Unamortized deferred financing costs		(440)			
Carrying amount		419,560			
Convertible Notes					
2.875% Notes due 2019	May 15, 2019 [1]	402,500	19.3%	2.875%	0.4
3.750% Notes due 2021	May 15, 2021	345,000	16.6%	3.750%	2.4
Unamortized net discount and deferred financing costs		(17,686)			
Carrying amount		729,814			
Master Trust 2013 [2]					
Series 2013-2 Class A Notes	December 20, 2023	167,854	8.1%	5.269%	5.0
Unamortized deferred financing costs		(4,189)			
Carrying amount		163,665			
Senior Unsecured Notes					
4.450 % Notes due 2026	September 15, 2026	300,000	14.4%	4.450%	7.7
Unamortized net discount and deferred financing costs		(4,233)			
Carrying amount		295,767			
Mortgages Payable [2]					
7 CMBS loans on 101 properties [3]	August 2018 - August 2031	274,758	13.2%	5.513%	4.5
4 related party mortgages on 6 properties	November 2025 - March 2028	27,890	1.3%	1.000%	9.2
Unamortized net premium and deferred financing costs		(3,117)			
Carrying amount		299,531			
	Total Debt, net	**$ 2,054,637**	**100.0%**	**3.980%**	**2.9**

	Principal Balance	% of Total Principal	Weighted Avg. Stated Int. Rate
Total Unsecured Debt	$ 1,613,800	77.4%	3.637%
Total Secured Debt [2]	470,502	22.6%	5.159%
Total Principal	**$ 2,084,302**	**100.0%**	**3.980%**

[1] On January 14, 2019, Spirit entered into a 2019 Facilities Agreement with various lenders, comprised of (i) a 2019 Credit Facility with a four year term and $800.0 million capacity, (ii) an A-1 Term Loan with a five year term and $420.0 million capacity, and (iii) an A-2 Term Loan with a three year term and $400.0 million capacity. The 2019 Facilities Agreement replaces the existing 2015 Credit Facility and 2015 Term Loan in their entirety. The A-2 Term Loan has a delayed draw feature, which we expect to use to retire the 2.875% Convertible Notes upon their maturity in 2019.

[2] A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.

[3] Includes one defaulted CMBS loan with an aggregate principal balance of $10.1 million, including $3.4 million of capitalized interest, with a defaulted interest rate of 9.85%. This loan is in default as the property securing the loan is vacant and no longer generating revenue.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 9

SENIOR UNSECURED NOTES COVENANT COMPLIANCE NYSE:SRC Covenant Requirement December 31, 2018 Total Debt to Total Assets < 60% 39.1% Total Secured Debt to Total Assets < 40% 8.8% Fixed Charge Coverage > 1.5x 4.09 X Total Unencumbered Assets to Total Unsecured Debt > 1.5x 2.67 X Credit Ratings Standard & Poor's Rating Services BBB- (positive) Moody's Ratings Services (stable) Baa3 Fitch Ratings (positive) BBB- Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 10

Investment and Disposition Activity

$ in thousands

Investments - The tables below only detail the acquisition activity for SRC continuing operations.

Q4 2018

	% of Gross Investment	Number of Transactions	Number of Properties	Gross Investment	Annualized Rents	Total Square Feet	Initial Cash Yield	Economic Yield	Wtd. Avg. Lease Term (Years)
New Tenants	64.4%	3	3	$ 24,288	$ 1,895	117,375	7.80%	8.86%	17.7
Revenue Producing Capital Expenditures	35.6%	—	16	13,401	1,124	—	8.39%	—	—
Total/Weighted Average	**100.0%**	**3**	**19**	**$ 37,689**	**$ 3,019**	**117,375**	**8.01%**	**8.86%**	**17.7**
By Asset Type:									
Retail	100.0%	3	19	$ 37,689	$ 3,019	117,375	8.01%	8.86%	17.7
Total/Weighted Average	**100.0%**	**3**	**19**	**$ 37,689**	**$ 3,019**	**117,375**	**8.01%**	**8.86%**	**17.7**

YTD 2018

	% of Gross Investment	Number of Transactions	Number of Properties	Gross Investment	Annualized Rents	Total Square Feet	Initial Cash Yield	Economic Yield	Wtd. Avg. Lease Term (Years)
New Tenants	81.0%	6	14	$ 232,604	$ 15,842	1,016,081	6.81%	7.96%	17.9
Existing Tenants	6.4%	3	3	18,221	1,523	135,790	8.36%	8.71%	9.5
Revenue Producing Capital Expenditures	12.6%	—	49	36,222	2,971	—	8.20%	—	—
Total/Weighted Average	**100.0%**	**9**	**66**	**$ 287,047**	**$ 20,336**	**1,151,871**	**7.08%**	**8.01%**	**17.1**
By Asset Type:									
Retail	100.0%	9	66	$ 287,047	$ 20,336	1,151,871	7.08%	8.01%	17.1
Total/Weighted Average	**100.0%**	**9**	**66**	**$ 287,047**	**$ 20,336**	**1,151,871**	**7.08%**	**8.01%**	**17.1**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 11

Investment and Disposition Activity

$ in thousands

Dispositions - The tables below only detail the disposition activity for SRC continuing operations.

Q4 2018	% of R/E Investment	Number of Properties	Real Estate Investment	Gross Sales Price	Capitalization Rate [1]	Wtd. Avg. Remaining Lease Term (Years)
Occupied	99.2%	10	$ 43,281	$ 54,977	6.02%	14.4
Vacant	0.8%	1	342	375	—	—
Total/Weighted Average	**100.0%**	**11**	**$ 43,623**	**$ 55,352**	**6.02%**	**14.4**
By Asset Type:						
Retail	100.0%	11	$ 43,623	$ 55,352	6.02%	14.4
Total/Weighted Average	**100.0%**	**11**	**$ 43,623**	**$ 55,352**	**6.02%**	**14.4**

YTD 2018	% of R/E Investment	Number of Properties	Real Estate Investment	Gross Sales Price	Capitalization Rate [1]	Wtd. Avg. Remaining Lease Term (Years)
Occupied	58.6%	18	$ 56,443	$ 68,673	6.46%	14.0
Vacant	11.8%	5	11,380	10,789	—	—
Transferred to Lender [1]	29.6%	6	28,546	23,887	—	—
Total/Weighted Average	**100.0%**	**29**	**$ 96,369**	**$ 103,349**	**6.46%**	**14.0**
By Asset Type:						
Retail	93.8%	27	$ 90,370	$ 97,291	6.47%	14.7
Industrial	3.0%	1	2,868	3,050	6.34%	0.1
Office	3.2%	1	3,131	3,008	—	—
Total/Weighted Average	**100.0%**	**29**	**$ 96,369**	**$ 103,349**	**6.46%**	**14.0**

[1] Capitalization rates are calculated based solely on income producing properties.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 12

TENANT DIVERSIFICATION - TOP 100

	Tenant Concept	Number of Properties	Total Square Feet (in thousands)	Percent of Contractual Rent
1	Walgreens	39	575	3.4%
2	Church's Chicken	170	243	3.4%
3	Home Depot	7	821	2.9%
4	Circle K	77	232	2.8%
5	CVS	34	422	2.4%
6	Life Time Fitness	5	588	2.3%
7	C-Store	104	271	2.2%
8	Ferguson Enterprises	7	1,003	1.7%
9	PetSmart	4	1,016	1.7%
10	United Supermarkets	15	686	1.6%
11	BJ's Wholesale Club	4	475	1.6%
12	Sportsman's Warehouse	9	426	1.5%
13	Main Event	7	441	1.5%
14	C-Store	41	163	1.5%
15	Applebee's	22	120	1.5%
16	Advance Auto Parts	54	377	1.4%
17	LA Fitness	6	260	1.4%
18	Dollar General	58	603	1.4%
19	Mister Car Wash	17	113	1.4%
20	Tractor Supply	22	589	1.4%
21	IBM	2	395	1.4%
22	Regal Cinemas	8	357	1.3%
23	Red Lobster	27	184	1.3%
24	FedEx	4	429	1.3%
25	Lowe's	6	806	1.3%

	Tenant Concept	Number of Properties	Total Square Feet (in thousands)	Percent of Contractual Rent
26	Alaska Club	5	305	1.2%
27	Kohl's	7	571	1.2%
28	Emagine Theaters	8	452	1.2%
29	CarMax	4	155	1.1%
30	Smart & Final	4	210	1.1%
31	Pep Boys	12	250	1.1%
32	Specialists in Urology	9	128	1.0%
33	At Home	6	756	1.0%
34	AMC Theatres	4	226	1.0%
35	Rite Aid	12	158	1.0%
36	Studio Movie Grill	4	203	1.0%
37	Georgia Theatre	4	171	0.9%
38	Smokey Bones Barbecue & Grill	13	100	0.9%
39	C-Store	37	101	0.8%
40	Aaron's	26	266	0.8%
41	Flying J Travel Plaza	3	48	0.8%
42	South Carolina Oncology Associates	1	120	0.8%
43	C-Store	6	24	0.7%
44	Defined Fitness	5	205	0.7%
45	Zips Car Wash	13	48	0.7%
46	J. Jill	1	390	0.7%
47	Taco Bueno	35	98	0.7%
48	Camping World	6	295	0.7%
49	CircusTrix	9	214	0.7%
50	Office Depot	10	214	0.7%
Top 50 Tenants		**993**	**17,303**	**68.1%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 13

TENANT DIVERSIFICATION - TOP 100 (continued)

	Tenant Concept	Number of Properties	Total Square Feet (in thousands)	Percent of Contractual Rent
51	Dave & Buster's	3	80	0.6%
52	Best Buy	4	188	0.6%
53	C-Store	12	43	0.6%
54	Sunny Delight	1	286	0.6%
55	Childcare Network	20	191	0.6%
56	Universal Tax Systems	1	101	0.5%
57	Curacao	1	103	0.5%
58	24 Hour Fitness	2	105	0.5%
59	Malibu Boats	2	303	0.5%
60	Ladybird Academy	6	72	0.5%
61	American Lubefast	27	60	0.5%
62	Wal-Mart	4	370	0.5%
63	DOW Emergency	3	41	0.5%
64	Gold's Gym	3	118	0.5%
65	Academy Sports + Outdoors	4	241	0.5%
66	Old Time Pottery	3	355	0.5%
67	Crunch Fitness	4	163	0.5%
68	Southern Theatres	2	106	0.5%
69	Food City	3	130	0.4%
70	C-Store	13	27	0.4%
71	Riverview 14 GDX	1	66	0.4%
72	Davis-Standard	2	361	0.4%
73	KFC	14	40	0.4%
74	Hardee's	17	60	0.4%
75	C-Store	8	49	0.4%

	Tenant Concept	Number of Properties	Total Square Feet (in thousands)	Percent of Contractual Rent
76	Sonny's BBQ	8	48	0.4%
77	La-Z-Boy	3	72	0.4%
78	Staples	6	137	0.3%
79	Jo-Ann's	3	110	0.3%
80	Missoula Fresh Market	2	110	0.3%
81	Liberty Oilfield Services	2	85	0.3%
82	Taco Bell	9	20	0.3%
83	Clean Freak	5	22	0.3%
84	Faurecia Interior Systems	1	107	0.3%
85	Accel International	2	270	0.3%
86	VASA Fitness	2	114	0.3%
87	In-Shape	2	62	0.3%
88	Childtime	9	73	0.3%
89	Dollar Tree	12	115	0.3%
90	Cinemark	1	54	0.3%
91	Winco Foods	1	82	0.3%
92	Topgolf	1	55	0.3%
93	HOM Furniture	1	122	0.3%
94	Sonic Drive-In	14	24	0.3%
95	Hobby Lobby	1	141	0.3%
96	Brookshire Brothers	7	213	0.3%
97	III Forks	1	19	0.3%
98	C-Store	3	14	0.3%
99	Ryan's	5	54	0.3%
100	Milo's	8	25	0.3%
Top 100 Tenants		**1,262**	**23,110**	**88.1%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 14

INDUSTRY DIVERSIFICATION Number of Total Percent of Industry Owned Square Feet Contractual Tenant Industry Category Properties (in thousands) Rent NYSE:SRC Convenience Stores Service 306 946 10.0% Health and Fitness Service 41 2,162 8.4% Restaurants - Quick Service Service 332 686 7.3% Drug Stores / Pharmacies Service 85 1,156 6.8% Movie Theaters Service 32 1,636 6.5% Industry Concentration Restaurants - Casual Dining Service 102 732 5.9% Percent of Contractual Rent Grocery Retail 40 1,839 4.8% Home Improvement Retail 14 1,653 4.3% Specialty Retail Retail 62 1,682 3.9% Medical Office Service 36 620 3.9% Home Furnishings Retail 19 1,869 3.6% Service Entertainment Service 23 897 3.3% 61.5% Manufacturing Industrial 13 1,875 2.8% Professional Services Service 6 684 2.5% Car Washes Service 35 183 2.4% Warehouse Club/Supercenters Retail 9 883 2.2% Automotive Service Service 54 419 2.1% Sporting Goods Retail 13 667 2.0% Building Materials Retail 9 1,047 1.9% Dollar Stores Retail 70 718 1.7% Pet Supplies & Service Retail 4 1,016 1.7% Retail Education Service 37 390 1.6% 33.3% Distribution Industrial 6 677 1.6% Automotive Dealers Retail 10 297 1.5% Automotive Parts Retail 54 383 1.4% Discount Department Stores Retail 7 571 1.2% Other Industrial Office Supplies Retail 17 458 1.2% 0.8% 4.4% Apparel Retail 5 507 1.0% Travel Plaza Service 3 48 0.8% Other Other 6 243 0.8% Consumer Electronics Retail 4 188 0.6% Discount Retailer Retail 3 188 0.3% Vacant 5 957 — Total 1,462 28,277 100.0% Tenant Industry determined using the NAICS code of the Tenant. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 15

PORTFOLIO DIVERSIFICATION NYSE:SRC KEY Northeast Midwest South West % of Contractual Rent Texas 11.9% Michigan 3.7% North Carolina 2.4% Oklahoma 1.5% Mississippi 1.2% Iowa 0.8% Montana 0.5% U.S. V.I. 0.2% Florida 7.5% Arizona 3.5% Minnesota 2.4% Alaska 1.3% Nevada 1.1% Utah 0.7% Massachusetts 0.5% Wyoming 0.1% Georgia 6.6% Virginia 3.2% Indiana 2.0% New Hampshire 1.3% Kansas 1.0% North Dakota 0.7% Wisconsin 0.3% South Dakota 0.1% California 5.6% Missouri 3.0% Kentucky 1.9% Pennsylvania 1.3% Idaho 1.0% Washington 0.7% Rhode Island 0.3% Delaware 0.1% Ohio 4.9% South Carolina 2.5% New York 1.9% Louisiana 1.3% Maryland 1.0% Maine 0.6% West Virginia 0.3% Vermont * Illinois 4.1% Alabama 2.5% New Mexico 1.8% Arkansas 1.2% Connecticut 1.0% Oregon 0.5% Nebraska 0.2% Hawaii — Tennessee 3.9% Colorado 2.4% New Jersey 1.5% * Less than 0.1% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 16

SAME STORE PERFORMANCE

$ in thousands

Same Store Results		
Number of Properties		1,339
Total Square Feet (in thousands)		21,956
December 2018 Contractual Rent	$	26,393
December 2017 Contractual Rent	$	25,967
Increase (in dollars)	$	426
Increase (percent)		1.6%

Same Store Pool Defined

We include all properties owned throughout the measurement period in both the current and prior year and exclude: multi-tenant properties, properties that were vacant, renewed or relet at any point during the measurement period, construction in progress, and properties where contractual rent was fully or partially reserved in either the current or prior measurement period.



Industry	Contractual Rent for the Month Ended December 31, 2018	2017	Net Change	% Change by Industry	% of Total Industry Contribution
Convenience Stores	$ 2,906	$ 2,909	$ (3)	(0.1)%	11.0%
Restaurants - Quick Service	2,233	2,189	44	2.0 %	8.5%
Drug Stores / Pharmacies	1,957	1,955	2	0.1 %	7.4%
Restaurants - Casual Dining	1,852	1,838	14	0.8 %	7.0%
Movie Theaters	1,153	1,126	27	2.4 %	4.4%
Health and Fitness	1,435	1,390	45	3.2 %	5.4%
Grocery	1,374	1,343	31	2.3 %	5.2%
Medical Office	1,222	1,190	32	2.7 %	4.6%
Remaining Tenant Categories	12,261	12,027	234	1.9 %	46.5%
Total	**$ 26,393**	**$ 25,967**	**$ 426**	**1.6 %**	**100.0%**

Asset Type	Contractual Rent for the Month Ended December 31, 2018	2017	Net Change	% Change by Asset Type	% of Total Asset Type Contribution
Retail	$ 22,240	$ 21,979	$ 261	1.2%	84.3%
Industrial	2,353	2,246	107	4.8%	8.9%
Office	1,361	1,314	47	3.6%	5.2%
Data Centers	439	428	11	2.6%	1.6%
Total	**$ 26,393**	**$ 25,967**	**$ 426**	**1.6%**	**100.0%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 17

OCCUPANCY AND RENEWALS $ in thousands NYSE:SRC Occupancy Rates Post Spin-Off By Property 99.6% 99.6% 99.7% Occupied 1,457 100% 90% Vacant 5 80% Total Owned Properties 1,462 70% 60% Occupancy Rate 99.7% 50% 40% 30% Change in Vacant Properties 20% Vacant Properties at December 31, 2017 19 10% 0% Additions 14 Q2-18 Q3-18 Q4-18 Dispositions (10) Relets (3) Contributions to SMTA (15) Vacant Properties at December 31, 2018 5 2018 Renewals (1) Prior Annual Contractual Rent 10,139 New Annual Contractual Rent 9,813 Recapture Rate 96.8% Number of Leases 22 Number of Properties 24 (1) Renewals excludes multi-tenant properties and leases that were extended beyond the renewal term or materially amended. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 18

LEASE STRUCTURE AND EXPIRATIONS $ in thousands NYSE:SRC Number of Total Lease Expirations as a Percent of Contractual Rent Owned Square Feet Contractual Rent Year Properties (in thousands) Annualized (1) 2019 15 528 $ 5,914 2019 1.5% 2020 35 1,010 12,353 2020 3.2% 2021 2021 115 2,312 30,072 7.9% 2022 5.0% 2022 43 1,778 19,160 2023 10.0% 2023 112 3,919 38,422 2024 4.4% 2024 33 1,484 16,924 2025 4.3% 2025 36 1,272 16,346 2026 5.9% 2026 78 1,686 22,536 2027 8.5% 2027 112 2,225 32,572 2028 4.6% 2028 85 984 17,601 Thereafter 44.7% Thereafter 793 10,122 170,639 Vacant 5 957 — Totals 1,462 28,277 $ 382,539 Lease Escalations as a Percent of Contractual Rent (1) Contractual Rent multiplied by twelve. Annualized Cash Rents were $381.4 million as of (Excludes Multi-Tenant Properties) December 31, 2018. Based on Contractual Rent: Contractual Fixed 85% of our leases (excluding those on multi-tenant Increases 66.6% Flat properties) provide for periodic escalations, 14.7% 38% of our leases are under master lease structures, 53% of our tenants provide unit level financials, and CPI-Related 2.7x is the weighted average unit level coverage for our 18.7% reporting tenants. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 19

NET ASSET VALUE (NAV) COMPONENTS $ in thousands NYSE:SRC Contractual Number of Rent Owned Real Estate Portfolio Properties Annualized (1) Retail (2) 1,390 $ 326,563 Office 36 18,834 Industrial 26 29,804 Data Centers 3 5,979 Leased Real Estate Properties Held For Sale, Net 2 1,359 Vacant Properties (3) 4 — Properties Under Defaulted Loans (4) 1 — Total Owned Real Estate Portfolio 1,462 $ 382,539 Other NAV Components Total Loans Receivable Principal Balance Outstanding: $ 44,742 Investment in Master Trust 2014 Principal Balance Outstanding: $ 33,535 Cash and Cash Equivalents $ 14,493 Contractual Rent Restricted Cash 62,928 Annualized (1) Preferred Equity Investment in Spirit MTA REIT 150,000 Top Ten Tenants $ 93,720 Accounts Receivable, Prepaid Assets, and Other Tangible Assets, Net 20,098 Top 100 Tenants $ 336,691 Total Other Tangible Assets Net Book Value: $ 247,519 (1) December Contractual Rent multiplied by twelve. (2) Includes four direct financing lease properties with a Real Estate Investment value of $20.3 million. Annualized Cash Rents include the Total Debt Principal Balance Outstanding: $ 2,084,302 tenants' current cash obligations of $1.6 million for the lease of these properties. (3) Includes one property that is held for sale with a net book value of $7.7 Accounts Payable, Accrued Expenses million. (5) Net Book Value: $ 119,768 (4) and Other Tangible Liabilities One vacant property, with a net book value of $0.7 million, securing a fixed rate CMBS loan with $10.1 million of outstanding principal (including $3.4 million of capitalized interest) that is in default as the Preferred Shares Liquidation Value: $ 172,500 property securing the loan is vacant and no longer generating revenue. (5) Includes $55.29 million in dividends payable and $7.2 million of derivative liability related to a cash flow hedge. (6) (6) Total outstanding shares as of December 31, 2018, less 0.3 million Common Shares Outstanding 85,441,174 unvested restricted shares. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 20

ANALYST COVERAGE

BofA Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	646.855.1681
BTIG	Michael Gorman	mgorman@btig.com	212.738.6138
Capital One Securities	Chris Lucas	christopher.lucas@capitalone.com	571.633.8151
Deutsche Bank	Derek Johnston	derek.johnston@db.com	904.520.4973
	Shivani Sood	shivani.sood@db.com	212.250.4617
Green Street Advisors	Spenser Allaway	sallaway@greenst.com	949.640.8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	646.840.3217
	Venkat Kommineni	vkommineni@janney.com	646.840.3219
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	212.622.6682
	Nikita Bely	nikita.bely@jpmorgan.com	212.622.0695
Ladenburg Thalman & Co.	John Massocca	jmassocca@ladenburg.com	212.409.2543
	Brandon Travis	btravis@ladenburg.com	212.409.2547
Mizuho Securities	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	212.205.7860
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	212.761.7064
	Kevin Egan	kevin.egan@morganstanley.com	212.761.5028
Raymond James	Collin Mings	collin.mings@raymondjames.com	727.567.2585
	Marnie Georges	marnie.georges@raymondjames.com	727.567.2538
RBC Capital Markets	Wes Golladay	wes.golladay@rbccm.com	440.715.2650
	Brian Hawthorne	brian.hawthorne@rbccm.com	440.715.2653
Robert W. Baird	Richard J. Milligan	rjmilligan@rwbaird.com	813.273.8252
	Will Harman	wharman@rwbaird.com	414.298.2337
Sun Trust Robinson Humphrey	Ki Bin Kim	kibin.kim@suntrust.com	212.303.4124
	Ian Gaule	ian.gaule@suntrust.com	212.590.0948

The aforementioned security analysts currently provide opinions, estimates and forecasts, which are their own and are not promoted or endorsed by Spirit or its management team. Therefore, their opinions, estimates or forecasts are their own and should not be interpreted as Spirit's opinions, estimates or forecasts. Any reference or distribution by Spirit expressly disclaims any endorsement of or concurrent with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 21

APPENDIX 22

REPORTING DEFINITIONS AND EXPLANATIONS

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders (computed in accordance with GAAP) as a measure of our performance.

AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including restructuring and divestiture costs, other general and administrative costs associated with relocation of the Company's headquarters, transactions costs associated with our spin-off, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases, costs associated with performing on a guarantee of a former tenant's debt, and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above- and below-market rent on our leases, amortization of lease incentives, amortization of net premium (discount) on loans receivable, bad debt expense and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs' AFFO. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should only be considered a supplement, and not an alternative, to net income (loss) attributable to common stockholders (computed in accordance with GAAP) as a performance measure.

Adjusted EBITDA*re* represents EBITDA*re* adjusted for transaction costs, revenue producing acquisitions and dispositions for the quarter as if such acquisitions and dispositions had occurred as of the beginning of the quarter, severance charges, real estate acquisition costs, and debt extinguishment gains (losses). We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should only be considered a supplement, and not an alternative, to net income (loss) (determined in accordance with GAAP) as a performance measure. A reconciliation of net income (loss) attributable to common stockholders (computed in accordance with GAAP) to EBITDA*re* and Adjusted EBITDA*re* is included in the Appendix found at the end of this presentation.

Annualized Adjusted EBITDA*re* is calculated as Adjusted EBITDA*re* for the quarter, adjusted for items where annualization would not be appropriate, multiplied by four. Our computation of Adjusted EBITDA*re* and Annualized Adjusted EBITDA*re* may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. A reconciliation of Annualized Adjusted EBITDA*re* is included in the Appendix found at the end of this presentation.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 23

REPORTING DEFINITIONS AND EXPLANATIONS

Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, and reduced by cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. A reconciliation of interest bearing debt (computed in accordance with GAAP) to Adjusted Debt is included in the Appendix found at the end of this presentation.

Adjusted Debt to Annualized Adjusted EBITDA*re* is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs and, therefore, may not be comparable to such other REITs.

2015 Credit Facility refers to the $800 million unsecured credit facility which matures on March 31, 2019. The 2015 Credit Facility includes sublimits for swingline loans and letter of credit issuances, both of which reduce availability under the 2015 Credit Facility. The ability to borrow under the 2015 Credit Facility is subject to the ongoing compliance with customary financial covenants.

2015 Term Loan refers to a $420.0 million unsecured term facility which includes an accordion feature which allows the facility to be increased to up to $600.0 million, subject to obtaining additional lender commitments. Borrowings may be repaid without premium or penalty, and may be re-borrowed within 30 days up to the then available loan commitment.

Annualized Cash Rents represents the annualized monthly Contractual Rent, less any rent reserved for, multiplied by twelve.

Capitalization Rate represents the Annualized Cash Rents on the date of a property disposition divided by the gross sales price. For multi-tenant properties, non-reimbursable property costs are deducted from the Annualized Cash Rents prior to computing the disposition Capitalization Rate.

CMBS are those notes secured by commercial real estate and rents therefrom under which certain indirect wholly-owned special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC.

Convertible Notes are the $402.5 million convertible notes of the Company due in 2019 and the $345.0 million convertible notes of the Company due in 2021, together. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC.

Contractual Rent represents monthly contractual cash rent and earned income from direct financing leases, excluding percentage rents, from our Owned Properties recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and adjusted to include a full month of contractual rent for properties acquired during that period. We use Contractual Rent when calculating certain metrics that are useful to evaluate portfolio credit, asset type, industry and geographic diversity and to manage risk.

EBITDA*re* is a non-GAAP financial measure and is computed in accordance with standards established by NAREIT. EBITDA*re* is defined as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense (if any), plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated real estate ventures, plus adjustments to reflect the Company's share of EBITDA*re* of unconsolidated real estate ventures.

Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (increases calculated using a month to month historical CPI index) by the initial lease term, expressed as a percentage of the Gross Investment.

Enterprise Value represents Total Market Capitalization less cash and cash equivalents and reserves on deposit with lenders as of the date indicated.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 24

REPORTING DEFINITIONS AND EXPLANATIONS

Equity Market Capitalization is calculated by multiplying the number of shares outstanding by the closing share price of the Company's common stock as of the date indicated.

Fixed Charge Coverage Ratio (FCCR) is the ratio of Annualized Adjusted EBITDA*re* to Annualized Fixed Charges, a ratio derived from non-GAAP measures that we use to evaluate our liquidity and ability to obtain financing. Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense. Annualized Fixed Charges is calculated by multiplying fixed charges for the quarter by four.

GAAP are the Generally Accepted Accounting Principles in the United States.

Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs.

Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease and percentage rent) by the Gross Investment in the related properties. Initial Cash Yield is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants, as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2018.

Lease Expiration is the end of the initial term under a lease and does not account for extension periods under the lease.

Master Trust 2013 Notes are net-lease mortgage notes issued under the Spirit Master Funding Program and the securitization trusts established thereunder. Indirect special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC.

Net Asset Value (NAV) We believe disclosing information frequently used in the calculation of NAV is useful to investors and because it enables and facilitates calculation of a metric frequently used by our management as one method to estimate the fair value of our business. The assessment of the fair value of our business is subjective in that it involves estimates and assumptions and can be calculated using various methods. Therefore, we have presented certain information regarding our financial and operating results, as well as our assets and liabilities that we believe are important in calculating our NAV, but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation of NAV. The components of NAV do not consider the potential changes in the value of assets, the collectability of rents or other receivable obligations, or the value associated with our operating platform.

Net Book Value represents the Real Estate Investment value, less impairment charges and net of accumulated depreciation.

Occupancy is calculated by dividing the number of economically yielding Owned Properties in the portfolio as of the measurement date by the number of total Owned Properties on said date.

Owned Properties refers to properties owned fee-simple or ground leased by Company subsidiaries as lessee.

Real Estate Investment represents the Gross Investment plus improvements less impairment charges.

Senior Unsecured Notes refers to the $300 million aggregate principal amount of 4.450% senior unsecured notes due 2026.

Tenant represents the legal entity ultimately responsible for obligations under the lease agreement or an affiliated entity. Other tenants may operate the same or similar business concept or brand.

Total Market Capitalization represents Equity Market Capitalization plus Total Debt as of the date indicated.

Total Debt represents the sum of the principal balances outstanding on interest-bearing debt on the Company's balance sheet as of the date indicated.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 25

REPORTING DEFINITIONS AND EXPLANATIONS UnencumberedNYSE:SRC Assets represents the assets in our portfolio that are not subject to mortgage indebtedness, which we use to evaluate our potential access to capital and in our management of financial risk. The asset value attributed to these assets is the Real Estate Investment. Unsecured Debt represents components of Total Debt that are not secured by liens, mortgages or deeds of trust on Company assets. Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sale price components for all leases within the sample. Weighted Average Stated Interest Rate is calculated by dividing the sum product of (a) coupon interest rate of each note and (b) the principal balance outstanding of each note by (c) the sum of the total principal balances outstanding for all notes in the sample. Weighted Average Unit Level Rent Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate Unit Level Rent Coverage by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. These are then weighted based on the tenant's Contractual Rent. Tenants in the manufacturing industry are excluded from the calculation. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 26

NON-GAAP RECONCILIATIONS

$ in thousands

Adjusted Debt, Adjusted EBITDAre, Annualized Adjusted EBITDAre		Q4 2018
2015 Credit Facility	$	146,300
2015 Term Loan, net		419,560
Senior Unsecured Notes, net		295,767
Mortgage and notes payable, net		463,196
Convertible Notes, net		729,814
Total debt, net		**2,054,637**
Add / (less):		
Unamortized debt discount, net		14,733
Unamortized deferred financing costs		14,932
Cash and cash equivalents		(14,493)
Restricted cash balances held for the benefit of lenders		(62,928)
Total adjustments		**(47,756)**
Adjusted Debt		**2,006,881**
Preferred Stock at liquidation value		**172,500**
Adjusted Debt + Preferred Stock		**2,179,381**
Net Income		**54,114**
Add / (Less):		
Interest		26,163
Depreciation and amortization		41,437
Income tax expense		317
Realized gains on sales of real estate assets		(13,802)
Impairments on real estate assets		471
EBITDAre		**108,700**
Add / (Less):		
Adjustments to revenue producing acquisitions and dispositions [(1)]		(168)
Transaction costs		460
Real estate acquisition costs		67
Other G&A costs associated with Spin-off		1,841
Other non-operating expense		5,319
Adjusted EBITDAre	**$**	**116,219**
Other adjustments for Annualized Adjusted EBITDAre [(2)]		(17,944)
Annualized Adjusted EBITDAre	**$**	**393,100**
Adjusted Debt / Annualized Adjusted EBITDAre		**5.1x**
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre		**5.5x**

Fixed Charge Coverage Ratio (FCCR)		Q4 2018
Annualized Adjusted EBITDAre	$	393,100
Interest expense		26,163
Less: Non-cash interest		(4,536)
Preferred Stock dividends		2,588
Fixed Charges	**$**	**24,215**
Annualized fixed charges	**$**	**96,860**
Fixed Charge Coverage Ratio		**4.1x**

Adjusted Debt to Enterprise Value		Q4 2018
Adjusted Debt	$	2,006,881
Enterprise Value	$	5,191,182
Adjusted Debt / Enterprise Value		**38.7%**

Unencumbered Assets to Unsecured Debt		Q4 2018
Unsecured debt:		
2015 Credit Facility	$	146,300
2015 Term Loan		420,000
Senior Unsecured Notes		300,000
Convertible Notes		747,500
Total Unsecured Debt	**$**	**1,613,800**
Unencumbered Assets	**$**	**4,086,260**
Unencumbered Assets / Unsecured Debt		**2.5x**

Notice Regarding Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.

(1) Revenue producing acquisitions and dispositions were adjusted as if such acquisitions and dispositions had occurred at the beginning of the quarter.

(2) Adjustments for which annualization would not be appropriate are composed of the receipt of the Haggen settlement and write-offs related to certain uncollectible accounts receivable and straight-line rent receivables.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 27

FORWARD-LOOKING STATEMENTS AND RISK FACTORS NYSE:SRCThe information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company's Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. Forward-Looking and Cautionary Statements This supplemental report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this supplemental report, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact of Shopko's bankruptcy filing on SMTA; the impact of SMTA's board of trustees' decision to accelerate its strategic plan, including Spirit's ability to collect amounts to which it is contractually entitled under the Asset Management Agreement or SMTA Preferred Stock upon a resolution of SMTA and/or a termination of the Asset Management Agreement; Spirit's ability to perform as an external manager for SMTA; and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this supplemental report. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Q4 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of December 31, 2018 28